Exhibit 4.3

D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO

Supplementing the Indenture

Dated as of October 10, 2019

with respect to the

2.500% Senior Notes due 2024

2.600% Senior Notes due 2025

1.400% Senior Notes due 2027

Fifth Supplemental Indenture

Dated as of August 5, 2021

TRUIST BANK,

as Trustee

TABLE OF CONTENTS

		Page
ARTICLE ONE

ADDITIONAL GUARANTORS

Section 1.01.	Additional Guarantees	2
Section 1.02.	Authorization	2

ARTICLE TWO

MISCELLANEOUS

Section 2.01.	Governing Law	2
Section 2.02.	No Adverse Interpretation of Other Agreements	2
Section 2.03.	No Recourse Against Others	2
Section 2.04.	Successors and Assigns	3
Section 2.05.	Counterparts; Electronic Signature	3
Section 2.06.	Severability	3

-i-

Fifth Supplemental Indenture dated as of August 5, 2021 (“Supplemental Indenture”), by and among D.R. Horton, Inc., a Delaware corporation (the “Company”), each of the Additional Guarantors (as defined herein), each of the subsidiaries of the Company that are signatories hereto as the existing guarantors (the “Existing Guarantors”) and Truist Bank (formerly known as Branch Banking and Trust Company), as the trustee (including any successor replacing such person in accordance with the applicable provisions of the Indenture, the “Trustee”), to the Indenture, dated as of October 10, 2019, by and between the Company and the Trustee (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”).

WHEREAS, the Company and the Trustee entered into the Base Indenture to provide for the issuance from time to time of senior debt securities (the “Securities”) to be issued in one or more Series;

WHEREAS, pursuant to the First Supplemental Indenture, dated as of October 10, 2019, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 2.500% Senior Notes due 2024 (the “2.500% Notes”);

WHEREAS, pursuant to the Second Supplemental Indenture, dated as of May 5, 2020, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 2.600% Senior Notes due 2025 (the “2.600% Notes”);

WHEREAS, pursuant to the Third Supplemental Indenture, dated as of October 2, 2020, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 1.400% Senior Notes due 2027 (the “1.400% Notes,” and, together with the 2.500% Notes and the 2.600% Notes, the “Notes”);

WHEREAS, the Company has organized certain new Subsidiaries of the Company (the “Additional Guarantors”) and intends to cause such Additional Guarantors to guarantee future issuances of the Company’s Publicly Traded Debt Securities;

WHEREAS, pursuant to the Fourth Supplemental Indenture, dated as of August 5, 2021, among the Company, the Existing Guarantors, the Additional Guarantors, and the Trustee, the Company issued a series of Securities designated as its 1.300% Senior Notes due 2026;

WHEREAS, pursuant to Section 4.05 of the Indenture, if any Subsidiary of the Company that is not a Guarantor shall guarantee any of the Company’s Publicly Traded Debt Securities, then such Subsidiary is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes on the terms set forth in the Indenture; and

WHEREAS, the execution of this Fifth Supplemental Indenture has been duly authorized by the Executive Committee of the Board of Directors of the Company and the applicable sole member of each of the Additional Guarantors and all things necessary to make this Fifth Supplemental Indenture a legal, valid, binding and enforceable obligation of the Company and each of the Additional Guarantors according to its terms have been done and performed.

NOW, THEREFORE, for and in consideration of the premises, the Company, the Existing Guarantors and the Additional Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Notes, as follows:

ARTICLE ONE

Additional Guarantors

Section 1.01.     Additional Guarantees.

In accordance with Section 4.05 of the Indenture and as provided in Article Nine of the Indenture and the Form of Notation on Security Relating to Guarantee attached thereto, the following Additional Guarantors hereby unconditionally guarantee, effective as of the date hereof, all of the Company’s obligations under the Notes and the Indenture, as it relates to the Notes, on the terms set forth in the Base Indenture, including without limitation Article Nine thereof:

Name	Jurisdiction of Organization
DRH Regrem LVI, LLC	Delaware
DRH Regrem LVII, LLC	Delaware
DRH Regrem LVIII, LLC	Delaware
DRH Regrem LIX, LLC	Delaware
DRH Regrem LX, LLC	Delaware
DRH Regrem LXI, LLC	Delaware
DRH Regrem LXII, LLC	Delaware
DRH Regrem LXIII, LLC	Delaware
DRH Regrem LXIV, LLC	Delaware
DRH Regrem LXV, LLC	Delaware

Section 1.02.     Authorization.

The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the Notes.

ARTICLE TWO

Miscellaneous

Section 2.01.     Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES.

Section 2.02.     No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 2.03.     No Recourse Against Others.

All liability (i) described in Paragraph 11 of the Notes, of any director, officer, employee or stockholder, as such, of the Company and (ii) described in the second paragraph of the guarantees of each Guarantor, of any stockholder, officer, director, employee, incorporator, partner, member or manager, as such, of any Guarantor, is waived and released.

Section 2.04.     Successors and Assigns.

All covenants and agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 2.05.     Counterparts; Electronic Signature.

This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Notwithstanding anything to the contrary in the Base Indenture, any signature to this Supplemental Indenture, the Notes and the Guarantees may be executed and delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly executed and delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Supplemental Indenture, the Notes and the Guarantees through electronic means.

Section 2.06.     Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

D.R. HORTON, INC.

By:	/s/ Bill. W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

EXISTING GUARANTORS:

C. RICHARD DOBSON BUILDERS, INC.	CH INVESTMENTS OF TEXAS, INC.
CHTEX OF TEXAS, INC.	CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.	D.R. HORTON, INC. - BIRMINGHAM
D.R. HORTON, INC. -CHICAGO	D.R. HORTON, INC. - DIETZ-CRANE
D.R. HORTON, INC. - GREENSBORO	D.R. HORTON, INC. - GULF COAST
D.R. HORTON, INC. - HUNTSVILLE	D.R. HORTON, INC. - JACKSONVILLE
D.R. HORTON, INC. - LOUISVILLE	D.R. HORTON, INC. - MIDWEST
D.R. HORTON, INC. - MINNESOTA	D.R. HORTON, INC. - NEW JERSEY
D.R. HORTON, INC. - PORTLAND	D.R. HORTON, INC. - TORREY
D.R. HORTON BAY, INC.	D.R. HORTON CA2, INC.
D.R. HORTON CA3, INC.	D.R. HORTON CRUCES CONSTRUCTION, INC.
D.R. HORTON LA NORTH, INC.	D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.	D.R. HORTON VEN, INC.
DRH CONSTRUCTION, INC.	DRH PHOENIX EAST CONSTRUCTION, INC.
DRH REGREM XIV, INC.	DRH REGREM XV, INC.
DRH REGREM XVI, INC.	DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.	DRH REGREM XIX, INC.
DRH REGREM XX, INC.	DRH REGREM XXI, INC.
DRH REGREM XXII, INC.	DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.	DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.	DRH TUCSON CONSTRUCTION, INC.
KDB HOMES, INC.	MEADOWS I, LTD.
MEADOWS II, LTD.	MEADOWS VIII, LTD.
MEADOWS IX, INC.	MEADOWS X, INC.
MELODY HOMES, INC.	SCHULER HOMES OF ARIZONA LLC
SCHULER HOMES OF CALIFORNIA, INC.	SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.	SHA CONSTRUCTION LLC
SHLR OF CALIFORNIA, INC.	SHLR OF NEVADA, INC.
SHLR OF WASHINGTON, INC.	SRHI LLC
SSHI LLC	VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC HOUSING, INC.	WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture Agreement]

CONTINENTAL HOMES OF TEXAS, L.P.

By:	CHTEX of Texas, Inc. as General Partner

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

D.R. HORTON - CROWN, LLC
D.R. HORTON - GEORGIA, LLC
D.R. HORTON - HIGHLAND, LLC
D.R. HORTON – IOWA, LLC
D.R. HORTON - NEBRASKA, LLC
D.R. HORTON - REGENT, LLC
D.R. HORTON - TERRAMOR, LLC
D.R. HORTON – WPH, LLC
D.R. HORTON SERENITY CONSTRUCTION, LLC
DRH REGREM XLV, LLC
DRH REGREM XLVI, LLC
DRH REGREM XLVII, LLC
DRH REGREM XLVIII, LLC
DRH REGREM XLIX, LLC
DRH REGREM L, LLC
DRH REGREM LI, LLC
DRH REGREM LII, LLC
DRH REGREM LIII, LLC
DRH REGREM LIV, LLC
DRH REGREM LV, LLC

By:	D.R. Horton, Inc. as Sole Member

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

DRH CAMBRIDGE HOMES, LLC

By:	D.R. Horton, Inc. - Chicago as Sole Member

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

D.R. HORTON - EMERALD, LTD.
D.R. HORTON - TEXAS, LTD.
D.R. HORTON MANAGEMENT COMPANY, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By:	Meadows I, Ltd. as General Partner

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

D.R. HORTON HAWAII LLC

By:	Vertical Construction Corporation as Manager

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

D.R. HORTON CA4, LLC

By:	Western Pacific Housing, Inc.
as Sole Member

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY L.L.C.

By:	Meadows IX, Inc. as Member

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

and

By:	Meadows X, Inc. as Member

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

LEXINGTON HOMES – DRH, LLC PACIFIC RIDGE - DRH, LLC

By:	SHLR of Washington, Inc., as Sole Member

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING - MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc.
as Manager, Managing Member and General Partner, as applicable

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

D.R. HORTON - CHAUSTIN, LLC

By:	Continental Homes of Texas, L.P., as Sole Member

By:	CHTEX of Texas, Inc. as General Partner

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

D.R. HORTON - INDIANA, LLC

By:	D.R. Horton, Inc. – Midwest, its Member

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

D.R. HORTON - COLORADO, LLC
D.R. HORTON - WYOMING, LLC

By:	Melody Homes, Inc., its Member

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

DRH - HWY 114, LLC
D.R. HORTON - CORPUS CHRISTI, LLC
D.R. HORTON - PERMIAN, LLC

By:	D.R. Horton – Texas, Ltd., its Member

By:	Meadows I, Ltd., its General Partner

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

WALKER DRIVE, LLC

By:	D.R. Horton BAY, Inc. its Member

By:	/s/ Bill. W. Wheat
Name:	Bill W. Wheat
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

ADDITIONAL GUARANTORS:

DRH REGREM LVI, LLC
DRH REGREM LVII, LLC
DRH REGREM LVIII, LLC
DRH REGREM LIX, LLC
DRH REGREM LX, LLC
DRH REGREM LXI, LLC
DRH REGREM LXII, LLC
DRH REGREM LXIII, LLC
DRH REGREM LXIV, LLC
DRH REGREM LXV, LLC

By:	D.R. Horton, Inc.,
its Sole Member

By:	/s/ Bill. W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

TRUIST BANK, as Trustee

By:	/s/ Gregory Yanok
Name: Gregory Yanok
Title: Vice President

[Signature Page to Fifth Supplemental Indenture]